Exhibit 10.8
CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. [***] INDICATES THAT INFORMATION HAS BEEN EXCLUDED.
THIRD AMENDMENT TO ENGINEERING, PROCUREMENT AND CONSTRUCTION AGREEMENT
This Third Amendment to Engineering, Procurement and Construction Agreement (this “Amendment”) is entered into as of June 30, 2026 (the “Amendment Effective Date”), by and between:
EMPower USA, LLC, a Texas limited liability company (“Owner”), and
Saulsbury Industries, Inc., a Texas corporation (“Contractor”).
Owner and Contractor are referred to herein individually as a “Party” and collectively as the “Parties”.
RECITALS
WHEREAS, the Parties entered into that certain Engineering, Procurement and Construction Agreement dated December 15, 2025 (as amended, the “Agreement”) relating to the Facility;
WHEREAS, the Parties entered into that certain First Amendment to Engineering, Procurement and Construction Agreement dated March 6, 2026 (the “First Amendment”);
WHEREAS, the Parties entered into that certain Second Amendment to Engineering, Procurement and Construction Agreement dated May 13, 2026 (the “Second Amendment”);
WHEREAS, pursuant to Section 16.7(C)(2) of the Agreement, Owner is required to issue the Full Notice to Proceed and pay the Mobilization Payment no later than the earlier of (i) June 30, 2026, or (ii) the date of financial closing and execution of the respective credit agreement under the Texas Energy Fund (the “TEF”) loan program;
WHEREAS, simultaneously herewith, Contractor as Buyer and the Main Subcontractor as Supplier, are entering into a Second Amendment to the EEQ Agreement (the “EEQ Second Amendment”), which extends the deadline for Milestone Payments MS 3, MS 4, and MS 5 thereunder to August 31, 2026, and grants the Main Subcontractor the right to suspend Work and seek a Change Order during such deferral period;
WHEREAS the TEF financing for the project is not expected to close by June 30, 2026, and Owner is in the process of restructuring project financing and evaluating alternative lenders, a process that requires approximately sixty (60) additional days to complete; and
WHEREAS the Parties desire to align the Agreement with the EEQ Second Amendment by extending the relevant payment and Full Notice to Proceed deadlines by two (2) months, and to grant Contractor corresponding suspension and Change Order rights during the deferral period.

AGREEMENT
NOW, THEREFORE, in consideration of the mutual covenants contained herein, the Parties agree as follows:
1. Defined Terms
Unless otherwise defined herein, all capitalized terms used in this Amendment shall have the meanings given to them in the Agreement and/or in the First Amendment and/or the Second Amendment, as it may correspond.
2. Extension of Full Notice to Proceed Deadline
Section 16.6 of the Agreement is hereby deleted in its entirety and replaced with the following:
“16.6 Assignment.
A.    Except as provided in this Section 16.6 and Section 16.7, this Agreement may be assigned to other Persons only upon the prior written consent of the non-assigning Party hereto, except Owner may assign this Agreement, in whole or part, to any of its Affiliates or co-venturers or to any Person jointly controlled by Owner and any co-venturers, as well as to any party providing secured financing to Owner with respect to its business on the condition that Owner has made payments to Contractor of the Cancellation Expenses, if applicable, set forth in Section 10.2B, together with reimbursement of fees, costs and expenses related to obtaining the issuance or extension, if applicable, of the Performance & Payment Bond and anything else included in the Security Package before August 31, 2026 (but only if Owner requests or consents in writing to Contractor obtaining such Performance & Payment Bond and anything else included in the Security Package prior to delivering the Limited Notice to Proceed or the Full Notice to Proceed, as it may correspond).
B.    Notwithstanding anything in this Agreement to the contrary, if Owner does not issue the Limited Notice to Proceed and pay the Limited Mobilization Payment and/or the Full Notice to Proceed and pay the Mobilization Payment by their respective deadlines as provided in Section 16.7(C), and on the condition that Owner has made payments to Contractor of the Cancellation Expenses, if applicable, set forth in Section 10.2B, together with reimbursement of fees, costs and expenses related to obtaining the issuance or extension, if applicable, of the Performance & Payment Bond and anything else included in the Security Package before August 31, 2026 (but only if Owner requests or consents in writing to Contractor obtaining such Performance & Payment Bond and anything else included in the Security Package prior to delivering the Limited Notice to Proceed or the Full Notice to Proceed, as it may correspond), then, effective as of such date:
(1)    Contractor shall, without the need for further consent and without additional cost or liability, assign, transfer, and convey to Owner all of Contractor's rights, obligations,

title, and interests in and to the EEQ Agreement, pursuant to Section 21.3 of the EEQ Agreement;
(2)    Contractor shall promptly execute and deliver any additional instruments reasonably required by Owner to evidence or perfect such assignment; and
(3)    Contractor shall have no further obligations or liabilities under this Agreement with respect to the EEQ Supplied Equipment following the effective date of such assignment, other than obligations arising prior to the assignment date.
Contractor's right and entitlement to (and Owner's obligation to make payments for) to the same Cancellation Expenses, if applicable, as those set forth in Section 10.2B, together with reimbursement of fees, costs and expenses related to obtaining the issuance or extension, if applicable, of the Performance & Payment Bond and anything else included in the Security Package before August 31, 2026 (but only if Owner requests Contractor to obtain such Performance & Payment Bond and anything else included in the Security Package prior to delivering the Limited Notice to Proceed or the Full Notice to Proceed, as it may correspond) shall survive any such termination.
C.    When duly assigned in accordance with the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the assignee. Any assignment not in accordance with this Section 16.6 shall be void and without force or effect. This Agreement shall be binding upon the Parties hereto, their successors and permitted assigns.
Section 16.7 of the Agreement is hereby deleted in its entirety and replaced with the following:
“16.7 Effective Date; EEQ Notice to Proceed; Limited Notice to Proceed; Full Notice to Proceed.
A.    Except for the requirements of Sections 5.5, 16.6 and this Section 16.7, this Agreement shall become binding in its entirety as of the date Owner receives final approval of funding from the TEF and/or any other lender, which shall not, unless extended by Contractor’s written consent, be later than August 31, 2026 (the “Effective Date”). It is understood that except for the EEQ Notice to Proceed and the Limited Notice to Proceed, the Full Notice to Proceed shall not be issued by Owner until the Effective Date.
B.    EEQ Notice to Proceed. Owner shall issue and deliver the EEQ Notice to Proceed and pay to Contractor the Down Payment no later than January 7th, 2026. If Owner fails to issue the EEQ Notice to Proceed and pay the Down Payment by such date, then either Party shall have the right to terminate this Agreement and consequently, Contractor shall terminate the EEQ Agreement, and neither Party shall have any liability to the other except for payment by Owner to Contractor of the Cancellation Expenses, if applicable, as those set forth in Section 10.2B and the reimbursement of fees, costs and expenses related to obtaining the issuance or extension, if applicable, of the Performance & Payment Bond and anything else included in the Security Package (but only if Owner requests or consents in writing to Contractor obtaining such Performance & Payment Bond and anything else included in the Security Package prior to delivering Full Notice to Proceed), along with the amounts necessary to cover the remedies provided under Section 12.4(c) of the EEQ Agreement, in accordance with Section 2.2 of the EEQ Agreement.
C.    Limited Notice to Proceed; Full Notice to Proceed.
(1)    Limited Notice to Proceed. Owner shall issue and deliver the Limited Notice to Proceed and pay the Limited Mobilization Payment no later than March 9, 2026, solely for purposes of enabling Contractor to timely place purchase orders for long-lead items and maintain the Guaranteed Substantial Completion Date.
(2)    Full Notice to Proceed. Owner shall issue and deliver the Full Notice to Proceed and pay the Mobilization Payment no later than the earlier of:
a.    August 31, 2026, or
b.    The date of financial closing and execution of the respective credit agreement with the TEF, pursuant to Section 5.5, and/or with any other lender under a replacement or alternative financing program for the project, as notified in writing by Owner to Contractor.
(3)    Failure to Issue the Limited Notice to Proceed and/or the Full Notice to Proceed. If Owner fails to issue the Limited Notice to Proceed and/or the Full Notice to Proceed by their respective deadlines, then:
a.    Either Party shall have the right to terminate this Agreement upon written notice to the other;
b.    On the condition that Owner has made payments to Contractor of the Cancellation Expenses, if applicable, set forth in Section 10.2B, together with reimbursements of fees, costs and expenses related to obtaining the issuance or extension, if applicable, of the Performance & Payment Bond and anything else included in the Security Package before August 31, 2026, as it may correspond (but only if Owner requests or consents in writing to Contractor obtaining such Performance & Payment Bond and anything else included in the Security Package prior to delivering the Limited Notice to Proceed or the Full Notice to Proceed, as it may correspond), Contractor shall, without additional cost or liability, assign, transfer and convey to Owner all of Contractor’s rights, obligations, title and interest in and to the EEQ Agreement, pursuant to Section 21.3 of the EEQ Agreement; and
c.    Contractor’s right and entitlement (and Owner’s obligation to make payments for) to the same Cancellation Expenses, if applicable, as those set forth in Section 10.2B, together with reimbursement of fees, costs and expenses related to obtaining the issuance or extension, if applicable, of the Performance & Payment Bond and anything else required in the Security Package before August 31, 2026, as it may correspond (but only if Owner requests or consents in writing to Contractor obtaining such Performance & Payment Bond and anything else included in the Security Package prior to delivering the Limited Notice to Proceed or the Full Notice to Proceed, as it may correspond), shall survive any such termination.
D.    Except as expressly provided in subsections (B) and (C) above, Contractor shall be obliged to commence the applicable Work only upon the issuance and delivery of the EEQ Notice to Proceed (and the Down Payment), the Limited Notice to Proceed (and the Limited Mobilization Payment), and the Full Notice to Proceed (and the Mobilization Payment), subject to the accuracy and fulfillment of Owner’s representations and covenants set forth in Section 5.5.”
3. Extension of Milestone Payment Deadline Adjustments
3.1 Amendment to Schedule A-1
Schedule A-1 to the Agreement is hereby deleted in its entirety and replaced with the new Schedule A-1 attached as Exhibit A to this Amendment.
3.2 Amendment to Schedule A-2
Schedule A-2 (EEQ Supplied Equipment Approved Price and Payment Schedule) to the Agreement is hereby amended by replacing the “June 30, 2026” payment deadline applicable to Milestones MS 3, MS 4, MS 5 with “August 31, 2026”, such that those milestone payments shall become due and payable no later than the earlier of:
(a)    August 31, 2026, or
(b)    The date of financial closing and execution of the respective credit agreement with the TEF, pursuant to Section 5.5 of the Agreement, and/or with any other lender under a replacement or alternative financing program for the project, as notified in writing by Owner to Contractor.
4. Contractor’s Right to Suspend the Work
In consideration of and as a condition to the deferrals set forth in Sections 2 and 3 above, Owner acknowledges and agrees that:
(a)    Contractor shall have the right, exercisable in its sole discretion upon written notice to Owner, to suspend all or any portion of the Work (including manufacturing, procurement, engineering, shipment, delivery, and related activities) during the period from July 1, 2026 until the delivery by Owner of (i) the Full Notice to Proceed (and the Mobilization Payment), and (ii) payment for any Change Orders executed pursuant to Section 5 of this Amendment (the “Suspension Period”);
(b)    any such suspension by Contractor pursuant to this Section 4 shall not constitute a default or breach by Contractor under the Agreement, shall not trigger any termination rights in favor of Owner, and shall not give rise to Delay Liquidated Damages or other liability on the part of Contractor for the duration of the Suspension Period;
(c)    This Amendment, without the necessity of any further written notice from Contractor to Owner, constitutes formal notice of suspension by Contractor for the Suspension Period, which is accepted by Owner without any reservation of rights or remedies by Owner related thereto. Owner acknowledges and agrees that Contractor’s suspension described is made in accordance with the Agreement, shall not constitute an Event of Contractor Default under the Agreement, and shall not give rise to any delay liquidated damages or other liability on the part of Contractor for such suspension, even it lasts longer than the estimate Suspension Period. Contractor expressly reserves all rights and remedies under the Agreement and any amendments thereto, at law, and in equity, including its right to submit a Change Order request for all reasonable, reasonably documented costs and expenses incurred as a result of the suspension and for an adjustment to the Delivery Schedule, the Equipment Delivery Guaranteed Date, and any other affected schedule dates related to the Work, at least on a day-for-day basis for the duration of the suspension. Contractor will notify Owner when the conditions for resumption of regular Work activities under the Agreement or any amendments thereto have been satisfied. Nothing in this notice of suspension shall be deemed to waive, amend, or limit any rights, remedies, protections, or obligations of Contractor under the Agreement or any amendments thereto;
(d)    After the Suspension Period, Contractor shall resume regular Work activities within thirty (30) days after Contractor’s receipt of payment of the Mobilization Payment, any Milestones due, and any Change Orders executed pursuant to Section 5 of this Amendment, provided that, by such date, (i) such payments have been received by Contractor, and (ii) the project financing, including the identity of any new financing parties and the source of funds, has been reviewed and deemed acceptable by Contractor in its sole discretion from a know-your-business-partner perspective (including trade sanctions, anti-bribery and corruption, anti-money laundering, and other applicable compliance perspectives);
(e)    If the Contractor has not received payment for the Mobilization Payment, any Milestones due, and any Change Orders executed pursuant to Section 5 of this Amendment by the end of the Suspension Period: (i) such failure to make the payment shall be considered a failure to issue the Full Notice to Proceed pursuant to Section 16.7C(3) of the Agreement, and (ii) Contractor may terminate the Agreement in accordance with Section 16.7C(3)(a) of the Agreement and be entitled to the Cancellation Expenses, if applicable, set forth in Section 10.2B of the Agreement, together with reimbursements of fees, costs and expenses related to obtaining the issuance or extension, if applicable, of the Performance & Payment Bond and anything else included in the Security Package before August 31, 2026, as it may correspond (but only if Owner requests or consents in writing to Contractor obtaining such Performance & Payment Bond and anything else included in the Security Package prior to delivering the Full Notice to Proceed) provided, further, that if Owner fails to pay such amounts when due, Owner shall, before any termination of the EEQ Agreement by the Main Subcontractor becomes effective, accept the assignment of the EEQ Agreement pursuant to Section 16.6(B) of the Agreement and Section 21.3 of the EEQ Agreement and assume the corresponding payment obligations to the Main Subcontractor, such that

Contractor is able to effect such assignment within the standstill period afforded under the EEQ Second Amendment;
(f)    As of the Effective Date, Owner hereby accepts all of the Work performed by Contractor and Main Subcontractor for all purposes, without any claim or reservation of right to assert a claim against Contractor or the Main Subcontractor for their respective Work; and
(g)    Owner acknowledges that, under the EEQ Second Amendment, the Main Subcontractor has the right to suspend the Work and to decline to resume the Work pending its review of the Project financing and new financing parties, and that Main Subcontractor has actually exercised its suspension rights in a Notice of Suspension of Work without any reservation of rights or remedies by Owner related thereto. Accordingly, any period of delay arising from the Main Subcontractor's exercise of such suspension or resumption rights (i) shall not constitute a default or breach by Contractor under the Agreement and shall not give rise to Delay Liquidated Damages or other liability on the part of Contractor, and (ii) shall entitle Contractor to a Change Order under Section 5 of this Amendment, including an equitable adjustment to the Project Schedule and Guaranteed Substantial Completion Date on at least a day-for-day basis. Owner shall, upon Contractor's written request, promptly furnish to Contractor such information regarding the Project financing, any new financing parties and the source of funds as is reasonably necessary to enable the Main Subcontractor's know-your-business-partner review under the EEQ Second Amendment.
5. Change Order for Suspension Costs and Schedule
If Contractor elects to suspend Work pursuant to Section 4 above, Contractor shall have the right to submit a Change Order request under the Agreement covering any reasonable, reasonably documented costs and expenses incurred as a result of the suspension, including standby, demobilization, remobilization, storage, and subcontractor costs; (including costs in suspending or renegotiating subcontracts or vendor agreements), as well as an adjustment to the Project Schedule and Guaranteed Substantial Completion Date, and any other affected schedule dates related to the Work, to reflect the delay caused by the suspension as determined by the Contractor, at least on a day-for-day basis for the duration of the suspension. For the avoidance of doubt, such costs shall include any change order amounts and Supplier Remedies (including the markup and Hedge Costs and Losses provided under Section 12.4 of the EEQ Agreement) payable by Contractor to the Main Subcontractor under the EEQ Agreement as a result of the suspension, and Owner hereby acknowledges and approves such amounts on a back-to-back basis. Owner’s approval under Section 4.6G of the Agreement shall be deemed given with respect to any such amount that Contractor is contractually obligated to pay Main Subcontractor as a direct result of the deferral or suspension contemplated by this Amendment and the EEQ Second Amendment. The Parties shall review any such Change Order request and process it in accordance with the applicable Change Order provisions of the Agreement. The Parties confirm that the "Cancellation Expenses" recoverable by Contractor under Section 10.2B of the Agreement, and reimbursable under Sections 16.6 and 16.7 of the Agreement, expressly include all amounts payable by Contractor to the Main Subcontractor as Supplier Remedies under Section 12.4 of the EEQ Agreement (including the [***] markup and Hedge Costs and Losses) arising from any termination of, or suspension under, the EEQ Agreement.

6. Interim Review of the Project Financing Status
Within thirty (30) days from the execution of this Amendment, the Parties shall meet to discuss the status of the project financing. At such meeting, Owner shall either: (i) confirm that the financing for the project has been secured or closed by the Owner; or (ii) provide evidence reasonably satisfactory to Contractor that Owner has made material progress toward securing the financing for the project, including the status of discussions with prospective lenders and the anticipated timing for closing.
If, following such meeting, Contractor reasonably determines that the progress demonstrated by Owner is not satisfactory, or the source of funds is not deemed acceptable by Contractor pursuant to Section 4(d)(ii) above, the Parties may mutually agree to terminate the Agreement and Contractor shall be entitled to the Cancellation Expenses, if applicable, set forth in Section 10.2B of the Agreement, together with reimbursements of fees, costs and expenses related to obtaining the issuance or extension, if applicable, of the Performance & Payment Bond and anything else included in the Security Package before August 31, 2026, as it may correspond (but only if Owner requests or consents in writing to Contractor obtaining such Performance & Payment Bond and anything else included in the Security Package prior to delivering the Full Notice to Proceed). If the Agreement is not so terminated, Owner shall have until August 31, 2026 to evidence that Owner has secured financing and pay all amounts due in respect of the Mobilization Payment, any Milestones due and any Change Orders executed pursuant to Section 5 of this Amendment. If these do not occur by August 31, 2026, Contractor may terminate the Agreement upon written notice to Owner.
7. No Other Waiver or Modifications
Except as expressly set forth hereby, nothing in this Amendment shall constitute a waiver of any other provision of the Agreement and all other terms and conditions of the Agreement shall remain in full force and effect and are hereby ratified and confirmed.
8. Governing Law
This Amendment shall be governed by and construed in accordance with the same governing law specified in the Agreement.
9. Counterparts
This Amendment may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.
IN WITNESS WHEREOF, the Parties have executed this Amendment as of the Amendment Effective Date.
[SIGNATURE PAGE FOLLOWS]

OWNER:
EMPower USA, LLC
By: /s/ Daniel Gutiérrez Méndez
Name: Daniel Gutiérrez Méndez
Title: Manager

By: /s/ Sean M. Andrews
Name: Sean M. Andrews
Title: Manager

CONTRACTOR:
Saulsbury Industries, Inc.
By: /s/ Jimmy Matthews
Name: Jimmy Matthews
Title: C.O.O.

[SIGNATURE PAGE OF THE THIRD AMENDMENT TO ENGINEERING, PROCUREMENT AND CONSTRUCTION AGREEMENT, ENTERED INTO BY AND BETWEEN EMPOWER USA, LLC AND SAULSBURY INDUSTRIES, INC., DATED JUNE 30, 2026]

[Exhibit A to this Amendment (Schedule A-1 (Payment Schedule)) has been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant agrees to furnish supplementally a copy of any omitted schedule or attachment to the Securities and Exchange Commission upon request.]